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                                                           FOR IMMEDIATE RELEASE
                                                                  April 16, 2004

            EXTENDICARE HEALTH SERVICES, INC. PRICES $125 MILLION OF
                           SENIOR SUBORDINATED NOTES

MILWAUKEE, WISCONSIN - Extendicare Health Services, Inc. (EHSI) announced today that it has priced $125 million aggregate principal amount of its 6.875% Senior Subordinated Notes due 2014 (the "2014" Notes), pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended.

EHSI is a wholly owned subsidiary of Extendicare Inc. (TSX: EXE and EXE.A; NYSE:
EXE.A).

The net proceeds from the issuance of the 2014 Notes will be approximately $117.4 million. EHSI intends to use these net proceeds, together with borrowings under its amended and restated credit facility and cash on hand, to purchase for cash any and all of the outstanding $200 million aggregate principal amount of 9.35% Senior Subordinated Notes due 2007 (the "2007 Notes") tendered in the tender offer that EHSI commenced on April 5, 2004, to redeem any 2007 Notes not tendered in the tender offer and to pay related fees and expenses of the tender offer and redemption. EHSI expects the offering to close on April 22, 2004.

The 2014 Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold by holders thereof without registration unless an exemption from such registration requirements is available.

In connection with the closing of the 2014 Notes offering, EHSI intends to amend and restate its existing $105 million senior secured revolving credit facility. EHSI also terminated its existing interest rate swap and cap agreements for a gain of $3.3 million to be recognized in the second quarter of 2004. In addition, to hedge its exposure to fluctuations in market value, EHSI entered into two new interest rate swap agreements and two new interest rate cap agreements relating to the 9.50% Senior Notes due 2010 and the 2014 Notes.

In conjunction with this press release, EHSI has filed a Form 8-K with the U.S. Securities and Exchange Commission.

Extendicare Health Services, Inc. of Milwaukee, Wisconsin is a wholly owned subsidiary of Extendicare Inc. Through its subsidiaries, Extendicare Inc. operates 267 long-term care facilities across North America, with capacity for over 27,800 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,800 people in the United States and Canada.

This announcement is not an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com

Visit Extendicare's Website @ www.extendicare.com